Exhibit 99.1

Motricity and Voltari Announce Completion of Reorganization Transaction

New York, NY – April 9, 2013 – Voltari Corporation (“Voltari”) and Motricity, Inc. (“Motricity”) today announced the consummation of a Reorganization intended to protect the long-term value of Motricity’s substantial net operating loss carryforwards.

Upon completion of the Reorganization, Motricity became a wholly owned subsidiary of Voltari, which replaces Motricity as a publicly held corporation. It is anticipated that, as of April 10, 2013, shares of Voltari Common Stock will commence trading on the NASDAQ Capital Market under the symbol “VLTC.”

Pursuant to an Agreement and Plan of Reorganization by and between Motricity, Voltari and Voltari Merger Sub, Inc., adopted by Motricity stockholders at a special meeting held on April 9, 2013, Motricity became a wholly owned subsidiary of Voltari, each outstanding share of common stock of Motricity (“Motricity Common Stock”) was converted into the right to receive one share of common stock of Voltari (“Voltari Common Stock”), each outstanding share of preferred stock of Motricity became the right to receive one share of preferred stock of Voltari, each outstanding warrant to purchase shares of Motricity Common Stock became the right to receive a warrant to purchase an equivalent number of shares of Voltari Common Stock, and each option to purchase shares of Motricity Common Stock was assumed by Voltari and became exercisable for an equivalent number of shares of Voltari Common Stock. Each share of Voltari Common Stock is subject to certain transfer restrictions (that were not applicable to Motricity Common Stock) prohibiting transfers having the effect of increasing the ownership of Voltari Common Stock by (i) any person from less than 5% to 5% or more or (ii) any person owning or deemed to own 5% of more of Voltari’s Common Stock.

The directors and executive officers of Voltari immediately following the Reorganization are the same individuals who were directors and executive officers of Motricity immediately prior to the Reorganization.

Upon completion of the Reorganization, Voltari Common Stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), Votlari is the successor issuer to Motricity.

About Voltari

Voltari empowers mobile operators, brands and advertising agencies to maximize the reach and economic potential of the mobile ecosystem through the delivery of relevance-driven merchandising, marketing and advertising solutions. Voltari leverages advanced predictive analytics capabilities to deliver the right content, to the right person at the right time. Voltari provides their entire suite of mobile data service solutions through one, integrated, highly scalable managed service platform. Voltari’s unique combination of technology, expertise and go-to-market approach delivers return-on-investment for our mobile operator, brand and advertising agency customers. For more information, visit www.voltari.com or follow @voltari on Twitter.

Safe Harbor and Forward-Looking Statements

Statements made in this report and related statements that express Voltari’s or its management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements related to whether and when the Voltari Common Stock will trade on NASDAQ. These statements represent beliefs and expectations only as of the date they were made. The Company may elect to update forward-looking statements but expressly disclaims any obligation to do so, even if its beliefs and expectations change. Actual results may differ from those expressed or implied in the forward-looking statements.

Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward-looking statement. These include, but are not limited to the uncertainties described more fully in the Company’s filings with the SEC.

Investor and Media Contact:

Alex Wellins

The Blueshirt Group

(415) 217-5861

alex@blueshirtgroup.com